UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): April 1, 2005



                            DNB Financial Corporation
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                  0-16667              23-2222567
     ---------------------          -------------         --------------
 (State or other jurisdiction        (Commission         (I.R.S. Employer
       of incorporation)             File Number)       Identification No.)


     4 Brandywine Avenue, Downingtown, Pennsylvania              19335
            ---------------------------------                 -----------
        (Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code: (610) 269-1040


                                 Not Applicable
                 ----------------------------------------------
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

On March 30, 2005, the Registrant completed a $4 million Trust Preferred Securities private offering. The Registrant issued the Trust Preferred Securities through its wholly owned Delaware business trust subsidiary, DNB Capital Trust II, to a qualified institutional buyer.

The Trust Preferred Securities bear an interest rate of 6.56% for the first 5 years and a rate of 3-month LIBOR plus 1.77% thereafter, payable quarterly. The Registrant intends to invest the majority of the net proceeds in the Registrant's subsidiary, DNB First, National Association, to increase the Bank's capital levels and intends to use the remaining net proceeds for general corporate purposes.

Item 7.01  Regulation FD Disclosure.

On April 1, 2005, the Registrant issued a press release to announce that on March 30, 2005 it completed a $4 million Trust Preferred Securities private offering.

The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.


Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished herewith:


99.1 Press Release, dated April 1, 2005, of DNB Financial Corporation.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 DNB Financial Corporation

April 1, 2005                                    By: /s/ Bruce E. Moroney

                                                 Name: Bruce E. Moroney
                                                 Title: Executive Vice President
                                                 and Chief Financial Officer